UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2025

Angel Studios, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-56642	46-5217451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 W Center St. Provo, UT 84601
(Address of principal executive offices)

(760) 933-8437
(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ANGX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On November 14, 2025, Angel Studios, Inc., a Delaware corporation (“Angel”), entered into definitive agreements to acquire three of Angel’s highest-performing series on the Angel platform. Each of the agreements is described below.

Acquisition of Tuttle Twins Show, LLC

Merger Agreement

On November 14, 2025, Angel entered into an Agreement and Plan of Merger (the “TTS Merger Agreement”), by and among Angel, Angel Tuttle Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Angel (“Tuttle Merger Sub”), Tuttle Twins Show, LLC, a Utah limited liability company (“TTS”), and the unitholder representative. Capitalized terms used in this discussion but not defined herein shall have the meanings ascribed to them in the TTS Merger Agreement.

The TTS Merger Agreement provides that, among other things and subject to its terms and conditions, the following transactions will occur:

i.        at the closing of the transactions contemplated by the TTS Merger Agreement (the “TTS Closing”), in accordance with the Delaware Limited Liability Company Act (the “Delaware Act”) and the Utah Revised Uniform Limited Liability Company Act, TTS will merge with and into Tuttle Merger Sub, with Tuttle Merger Sub continuing as the surviving entity and remaining a wholly owned subsidiary of Angel (the “TTS Merger”);

ii.       at the TTS Closing, all of the issued and outstanding equity units of TTS (“TTS Units”) held by TTS equity holders will be cancelled and extinguished and converted automatically into the right to receive the Closing Merger Consideration, consisting of, as applicable, (a) for Investors, an amount in cash equal to the Investor Per Unit Cash Consideration and a number of shares of Angel’s Class A Common Stock (the “Angel Common Stock”) equal to the Investor Per Unit Stock Consideration, (b) for TTS Key Operators, a number of shares of Angel Common Stock equal to the Key Operator Per Unit Stock Consideration; and

iii.      at the TTS Closing, any TTS Units owned by Angel, Tuttle Merger Sub or TTS will automatically be cancelled and extinguished, and no consideration shall be delivered in exchange therefor.

TTS produces and Angel distributes the family-focused animated series, Tuttle Twins, which explores complex ideas – such as freedom and responsibility – through adventure, humor, and heart. Tuttle Twins is the most-watched television series on the Angel platform. TTS has existing operations and generates royalties and advertising revenue.

Angel currently owns an 8.0% interest in TTS. Daniel Harmon, a co-founder of Angel and brother of Angel’s Chief Executive Officer, President, and Chief Content Officer, is the President of TTS and showrunner of the Tuttle Twins series. Benton Crane, a member of Angel’s Board, is an executive producer and board member at TTS.

Daniel Harmon and Benton Crane, along with Angel’s CEO Neal Harmon, President Jordan Harmon, certain family members of Angel’s directors and officers, and certain affiliated entities of Angel, including Harmon Brothers Marketing LLC and VAS Portal, LLC, own units of TTS, and such individuals and entities will receive shares of Angel Common Stock as consideration in the TTS Merger. In August 2023, Angel entered into negotiations to acquire TTS in full. While negotiations were ongoing, Angel committed to funding the operations of TTS Twins through the entirety of season four, with a maximum commitment of $9.5 million. If the acquisition of TTS by Angel is not consummated, any amount of operational funding provided by Angel to TTS since September 10, 2025 will be converted into TTS preferred units at $1.16 per unit. Angel has provided $10.05 million to TTS to date.

The consummation of the TTS Merger is subject to the satisfaction or waiver of certain closing conditions, including, among others, (i) the approval of the TTS Merger Agreement by the holders of at least 60% of the common units of TTS, (ii) the effectiveness of the registration statement on Form S-4 or similar to be filed by Angel to register the shares of Angel Common Stock that are included in the Stock Consideration, (iv) the absence of any law or injunction prohibiting the consummation of the TTS Merger, and (v) other conditions specified in the TTS Merger Agreement.

The TTS Merger Agreement contains customary representations and warranties by Angel, TTS Merger Sub and TTS. The TTS Merger Agreement contains additional covenants, including, among others, providing for (i) TTS to conduct its business in the ordinary course of business consistent with past practice through the TTS Closing, (ii) TTS to cease and not initiate any negotiations or enter into any agreements for certain alternative transactions, (iii) Angel to prepare and file a registration statement on Form S-4 or similar, in connection with the TTS Merger, and (iv) TTS to use reasonable best efforts to obtain necessary approvals from governmental agencies. Specifically, TTS will not take certain specified actions prior to the TTS Closing without Angel’s prior written consent, including, among other things (subject to certain exceptions) (a) declaring any dividend or distribution, (b) splitting or purchasing any of its equity interests or (c) taking certain actions, such as making any loans, incurring any indebtedness or settling any litigation or tax claim.

The TTS Merger Agreement may be terminated at any time prior to the TTS Closing (i) by mutual written consent of Angel and TTS and (ii) by either Angel or TTS in certain other circumstances set forth in the TTS Merger Agreement including (a) if any governmental authority has issued or otherwise entered a final, nonappealable judgment or enacted, issued or promulgated any applicable law making consummation of the TTS Merger illegal or otherwise preventing or prohibiting consummation of the TTS Merger, (b) in the event of certain uncured or uncurable material breaches by the other party or (c) if the TTS Closing has not occurred on or before March 14, 2026.

Support Agreements

On November 14, 2025, Angel also entered into Support Agreements (the “TTS Support Agreements”), by and among Angel and certain key equity holders of TTS (the “TTS Key Operators”), pursuant to which each TTS Key Operator has agreed to, among other things, (i) vote in favor of the TTS Merger Agreement and the transactions contemplated thereby and (ii) vote against any competing proposal and any action that could reasonably be expected to adversely affect the consummation of the TTS Merger. Any equity interests in TTS that a TTS Key Operator acquires after the date of the TTS Support Agreement are also subject to the terms and conditions of the TTS Support Agreement. Certain directors and officers of Angel or their family members are TTS Key Operators and signatories to the TTS Support Agreements, including Angel’s CEO Neal Harmon and director Benton Crane.

The foregoing summary of the TTS Merger Agreement and the TTS Support Agreements does not purport to be a complete description and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement and the form of the TTS Support Agreements, which will be filed as exhibits to Angel’s next Annual Report on Form 10-K for the fiscal year ending December 31, 2025.

Acquisition of Toothy Cow Productions, LLC/The Wingfeather Saga

Merger Agreement

On November 14, 2025, Angel entered into an Agreement and Plan of Merger (the “TCP Merger Agreement”), by and among Angel, Angel TCP Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Angel (“Angel TCP Merger Sub”), Toothy Cow Productions, LLC, a Tennessee limited liability company (“TCP”), and the unitholder representative. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the TCP Merger Agreement.

The TCP Merger Agreement provides that, among other things and subject to its terms and conditions, the following transactions will occur:

i.        at the closing of the transactions contemplated by the TCP Merger Agreement (the “TCP Closing”), in accordance with the Delaware Act and the Tennessee Revised Limited Liability Company Act, TCP will merge with and into Angel TCP Merger Sub, with TCP continuing as the surviving entity and as a wholly owned subsidiary of Angel (the “TCP Merger”);

ii.       at the TCP Closing, all of the issued and outstanding equity units of TCP (“TCP Units”) held by TCP equity holders will be cancelled and extinguished and converted automatically into the right to receive a portion of the Aggregate Stock Consideration. With respect to holders of TCP common units, the Aggregate Stock Consideration is equal to (a) the Stock Consideration Per Common Unit, multiplied by (b) the number of shares of Company Common Units held by such holder as of immediately prior to the Closing; with respect to holders of TCP Class A preferred units, the Aggregate Stock Consideration is equal to (a) the Stock Consideration Per Class A Preferred Unit, multiplied by (b) the number of shares of Company Class A Preferred Units held by such holder as of immediately prior to the TCP Closing; and with respect to holders of Company Class B Preferred Units, the Aggregate Stock Consideration is equal to (a) the Stock Consideration Per Class B Preferred Unit, multiplied by (b) the number of shares of TCP Class B preferred units held by such holder as of immediately prior to the TCP Closing;

iii.      at the TCP Closing, any TCP Units owned by Angel, Angel TCP Merger Sub or TCP will automatically be cancelled and extinguished, and no consideration shall be delivered in exchange therefor; and

iv.      at the TCP Closing, each of the Angel TCP Merger Sub’s common units issued and outstanding immediately prior to the TCP Closing shall be converted into a common unit of TCP.

Promptly following the execution and delivery of the TCP Merger Agreement, Angel will enter into Support Agreements by and among Angel and certain key equity holders of TCP.

TCP produces and Angel distributes the animated television and streaming series The Wingfeather Saga, based on the fantasy novels written by Andrew Peterson (“The Wingfeather Saga”). At the TCP Closing, Scott Klossner, the chief financial officer of Angel, will become a manager of TCP.

Certain affiliated entities of Angel, including Angel Acceleration Fund and Harmon Brothers, LLC, own units of TCP, and such entities will receive shares of Angel Common Stock as consideration in the TCP Merger. In August 2024, Angel entered into negotiations to acquire TCP in full. While negotiations were ongoing, Angel committed to funding the operations of TCP through season three and season four, with a maximum commitment of $11.9 million. If the acquisition of TCP by Angel is not consummated, any amount of operational funding provided by Angel to TCP will be converted into TCP preferred B units at $1.50 per unit plus a warrant to purchase common units at a nominal strike price for each two units of preferred B received. Angel has provided $8.4 million to TCP to date.

The consummation of the TCP Merger is subject to the satisfaction or waiver of certain closing conditions, including, among others, (i) the approval of the TCP Merger Agreement by all of the members of TCP common units, (ii) the effectiveness of the registration statement on Form S-4 or similar to be filed by Angel, (iii) the absence of any law or injunction prohibiting the consummation of the TCP Merger, (iv) the adoption of resolutions by the Board reserving Incentive Shares authorized for issuance under its incentive plan for purposes of granting equity-related awards to certain individuals following the TCP Closing, (v) the execution of a confirmation of intellectual property assignment agreement proposed to be entered into by and between TCP and Andrew Peterson, in a form to be mutually acceptable to both Angel and TCP and (vi) other conditions specified in the TCP Merger Agreement.

The TCP Merger Agreement contains customary representations and warranties by Angel, Angel TCP Merger Sub and TCP. The TCP Merger Agreement contains additional covenants, including, among others, providing for (i) TCP to use reasonable best efforts to continue to produce The Wingfeather Saga in a manner consistent with past practice through the TCP Closing, (ii) TCP to cease and not initiate any negotiations or enter into any agreements for certain alternative transactions, (iii) Angel to prepare and file a registration statement on Form S-4 or similar, in connection with the TCP Merger and (iv) TCP to use reasonable best efforts to obtain necessary approvals from governmental agencies. Specifically, TCP will not take certain specified actions prior to TCP Closing without Angel’s prior written consent, including, among other things (subject to certain exceptions) materially changing its business purpose of producing The Wingfeather Saga.

The TCP Merger Agreement may be terminated at any time prior to the TCP Closing (i) by mutual written consent of Angel and TCP and (ii) by either Angel or TCP in certain other circumstances set forth in the TCP Merger Agreement, including (a) if any governmental authority has issued or otherwise entered a final, nonappealable judgment or enacted, issued or promulgated any applicable law making consummation of the TCP Merger illegal or otherwise preventing or prohibiting consummation of the TCP Merger, (b) in the event of certain uncured or uncurable material breaches by the other party or (c) if the TCP Closing has not occurred on or before March 14, 2026.

The foregoing summary of the TCP Merger Agreement does not purport to be a complete description and is subject to and qualified in its entirety by reference to the full text of the TCP Merger Agreement, which will be filed as an exhibit to Angel’s next Annual Report on Form 10-K for the fiscal year ending December 31, 2025.

Acquisition of Black Autumn Show, Inc./Homestead

Merger Agreement

On November 14, 2025, Angel entered into an Agreement and Plan of Merger (the “Black Autumn Merger Agreement”), by and among Angel, Angel Black Autumn Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Angel (“Angel Black Autumn Merger Sub”), Black Autumn Show, Inc., a Delaware corporation (“Homestead”) and the Stockholder Representative. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Black Autumn Merger Agreement.

The Black Autumn Merger Agreement provides that, among other things and subject to its terms and conditions, the following transactions will occur:

i.        at the closing of the transactions contemplated by the Black Autumn Merger Agreement (the “Black Autumn Closing”), Angel Black Autumn Merger Sub will merge with and into Homestead, with Homestead continuing as the surviving corporation as a wholly owned subsidiary of Angel (the “Black Autumn Merger”);

ii.       at the Black Autumn Closing, each holder of issued and outstanding shares of capital stock of Homestead (“Homestead Stock”) will be entitled to receive (a) that number of shares of Angel Common Stock equal to (i)(A) the Per Share Merger Consideration multiplied by (B) the number of shares of Homestead Stock held by such holder as of immediately prior to the Effective Time, divided by (ii) $6.13, plus (b) such holder’s Pro Rata Share of the Royalty Shares; and

iii.      at the Effective Time, (a) each issued and outstanding share of Homestead Stock will be cancelled and converted into the right to receive the consideration set forth above, (b) any shares of Homestead Stock owned by Angel, Angel Black Autumn Merger Sub or Homestead will automatically be cancelled and retired, and no consideration shall be delivered in exchange therefor and (c) each share of Angel Black Autumn Merger Sub common stock will be converted into a share of common stock of Homestead.

Homestead produces the Homestead film (produced in 2024) and the television/streaming series’ titled Homestead and Homestead: Family Survival, each of which are distributed by Angel on the Angel Guild streaming service and certain other media platforms. In April 2025, in connection with the entry into a non-binding term sheet to acquire Black Autumn, Angel agreed to fund feature seasons of the Homestead television series through either (i) royalties earned from the film and television show or (ii) additional funding to cover the remaining production costs. To date, Angel has not had to pay any additional funding outside of the royalties earned. Angel also has entered into a distribution agreement with the Homestead film and series.

Benton Crane, a member of Angel’s Board, is an executive producer and Chairman of the Board at Black Autumn and is also a part-owner in Black Autumn, both through direct ownership as well as his ownership in 10 Ton Productions, which owns a portion of Black Autumn. Certain affiliated entities of Angel, including Angel Acceleration Fund, own shares of Homestead Stock and/or convertible notes, and such entities will receive shares of Angel Common Stock as consideration in the Black Autumn Merger.

The consummation of the Black Autumn Merger is subject to the satisfaction or waiver of certain closing conditions, including, among others, (a) the approval of the Black Autumn Merger Agreement by the holders of at least 95% of Company Common Stock and 95% of Company Preferred Stock, (b) the execution of Stock Restriction Agreements by Angel and each of the Black Autumn Key Operators, pursuant to which (i) certain shares of Angel Common Stock received by each Black Autumn Key Operator will be subject to forfeiture based on achievement of certain performance metrics after the Black Autumn Closing and (ii) each Black Autumn Key Operator will be subject to certain restrictive covenants after the Black Autumn Closing, (c) the absence of any law or injunction prohibiting the consummation of the Black Autumn Merger, (d) the filing of the registration statement on Form S-4 or similar and no stop order or other proceeding having been commenced or threatened against such registration statement and (e) other conditions specified in the Black Autumn Merger Agreement.

The Black Autumn Merger Agreement contains customary representations and warranties by Homestead, Angel and Angel Black Autumn Merger Sub. The Black Autumn Merger Agreement contains additional covenants, including, among others, providing for (a) Homestead to use reasonable best efforts to continue to produce the Homestead Film, the Homestead Series and the Homestead Family Survival Series in a manner consistent with past practice, (b) Homestead to not take certain actions without Angel’s prior written consent, (c) Homestead to obtain consents and approvals from all relevant governmental authorities, (d) Homestead to cease and not initiate any negotiations or enter into any agreements for certain alternative transactions and (e) Angel to prepare and file a registration statement on Form S-4 or similar, in connection with the Black Autumn Merger.

The Black Autumn Merger Agreement may be terminated at any time prior to the Black Autumn Closing (a) by mutual consent of Angel and Homestead or (b) by either Angel or Homestead in certain other circumstances set forth in the Black Autumn Merger Agreement, including (i) if any governmental authority has issued or otherwise entered a final, nonappealable judgment or enacted, issued or promulgated any applicable law making consummation of the Black Autumn Merger illegal or otherwise preventing or prohibiting consummation of the Black Autumn Merger, (ii) in the event of certain uncured or uncurable breaches of representations, warranties or covenants by the other party or (c) if the Black Autumn Closing has not occurred on or before June 30, 2026.

Support Agreements

On November 14, 2025, Angel also entered into Support Agreements (the “Black Autumn Support Agreements”), by and among Angel and certain key stockholders of Homestead (the “Homestead Key Stockholders”), pursuant to which each Homestead Key Stockholder agreed to, among other things, (i) vote in favor of the Black Autumn Merger Agreement and the transactions contemplated thereby, (ii) vote against any competing proposal and any action that could reasonably be expected to adversely affect the consummation of the Black Autumn Merger, and (iii) not transfer any shares of Angel Common Stock received by the Homestead Key Stockholder in connection with the Black Autumn Merger for six (6) months after the Black Autumn Closing, subject to certain exceptions set forth therein. Certain directors and officers of Angel are Homestead Key Operators and signatories to the Black Autumn Support Agreements, including director Benton Crane.

The foregoing summaries of the Black Autumn Merger Agreement and the Black Autumn Support Agreements do not purport to be a complete description and are subject to and qualified in their entirety by reference to the full text of the Black Autumn Merger Agreement and the form of the Black Autumn Support Agreements, which will be filed as exhibits to Angel’s next Annual Report on Form 10-K for the fiscal year ending December 31, 2025.

The TTS Merger Agreement, TCP Merger Agreement, and Black Autumn Merger Agreement (together, the “Merger Agreements”), TTS Support Agreements, TCP Support Agreements, and Black Autumn Support Agreements (together, the “Support Agreements”) have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about Angel, TTS, TCP, or Homestead or their respective subsidiaries or affiliates. The representations, warranties, covenants and agreements contained in each Merger Agreement and the Support Agreements and the other documents related thereto were made only for purposes of such Merger Agreement and as of the specific dates therein, are solely for the benefit of the parties to such Merger Agreement and the Support Agreements, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made by the parties), may have been made for purposes of allocating contractual risk between the parties to such Merger Agreement and such Support Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under any of the Merger Agreements or the Support Agreements and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of each of the Merger Agreements or the Support Agreements, as applicable, which subsequent information may or may not be fully reflected in Angel’s, TTS’s, TCP’s, or Homestead’s public disclosures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEL STUDIOS, INC.

Date: November 20, 2025	By:	/s/ Scott Klossner
Scott Klossner
Chief Financial Officer